Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 21, 2020, with respect to the consolidated financial statements included in the Annual Report of Alpine Income Property Trust, Inc. on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statement of Alpine Income Property Trust, Inc. on Form S-8 (File No. 333-235256).

/s/ Grant Thornton LLP

Jacksonville, Florida
February 21, 2020